As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST ALBANY COMPANIES INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	22-2655804
(State or Other Jurisdiction of	(I.R.S. Employer Identification
Incorporation or Organization)	Number)

30 S. Pearl Street
Albany, New York 12207-1599
(518) 447-8500
(Address of Registrant’s Principal Executive Offices)

FIRST ALBANY COMPANIES INC.
DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES

(Full Title of the Plans)

Stephen P. Wink, Esq.
Secretary and General Counsel
First Albany Companies Inc.
30 S. Pearl Street
Albany, New York 12207-1599
(518) 447-8500

(Name, Address, and Telephone Number of Agent for Service)

Copy of communications to:

Arthur H. Kohn, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
(212) 225-2000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share	price	registration fee
Deferred Compensation Obligations (1)	$10,000,000	100%	$10,000,000 (4)	$1,267.00
Common Stock, par value $.01 per share	750,000 (2)	$12.69 (3)	$9,517,500	$1,205.87

(1)	The Deferred Compensation Obligations are unsecured obligations of First Albany Companies Inc. to pay deferred compensation in the future in accordance with the terms of the First Albany Companies Inc. Deferred Compensation Plan For Key Employees.

(2)	This Registration Statement shall be deemed to cover any additional shares of Common Stock which will become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement also covers the rights (the “Rights”) attached to each share of Common Stock pursuant to the Rights Agreement dated March 30, 1998. Until the occurrence of certain specified events, the Rights are not exercisable, are evidenced by the certificates representing the shares and may be transferred only together with the shares.

(3)	Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share is based upon the average of the high ($12.78) and low ($12.60) prices of the Common Stock as reported on the NASDAQ National Exchange on May 3, 2004.

(4)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

Part II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
OPINION OF THE COMPANY'S GENERAL COUNSEL
CONSENT OF PRICEWATERHOUSECOOPERS LLP

Explanatory Note

     The Deferred Compensation Obligations and shares of Common Stock of First Albany Companies Inc. (the “Company”) to be registered by this Registration Statement are of the same class as those securities covered by the Company’s previously filed Registration Statement on Form S-8 filed on May 23, 2000 (Registration No. 333-37640) with respect to the Deferred Compensation Plan For Key Employees (the “Plan”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional $10,000,000 of Deferred Compensation Obligations and 750,000 shares of Common Stock to be granted under the Plan, as so amended and restated. Pursuant to General Instruction E to Form S-8, the contents of the prior Registration Statement, made in connection with the Plan, including the periodic reports that the Company filed after the prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.

Part II

Item 8. Exhibits.

     In addition to the exhibits filed or incorporated by reference into the prior Registration Statement, the following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description	Method of Filing
4(a)	Certificate of Incorporation of First Albany Companies Inc.	Incorporated by reference to Exhibit No. 3.1 to Registration Statement No. 33-1353

4(b)	Amendment to Certificate of Incorporation of First Albany Companies Inc.	Incorporated by reference to Exhibit No. (3) (i) to Form 10-Q for the quarter ended June 26, 1998

4(c)	Amendment to Certificate of Incorporation of First Albany Companies Inc.	Incorporated by reference to Appendix B to Proxy Statement on Schedule 14A dated May 2, 2000

4(d)	By laws of First Albany Companies Inc., as amended	Incorporated by reference to Exhibit 3.2 to Form 10-K for the fiscal year ended

4(e)	Specimen Certificate of Common Stock, par value $.01 per share	December 31, 2002. Incorporated by reference to Exhibit No. 4 to Registration Statement No. 33-1353

4(f)	First Albany Companies Inc. Deferred Compensation Plan For Key Employees	Filed herewith

5	Opinion of the Company’s General Counsel as to the legality of securities offered under the Plan	Filed herewith

23(a)	Consent of PricewaterhouseCoopers LLP	Filed herewith

23(b)	Consent of the Company’s General Counsel	Contained in the opinion filed as Exhibit 5

Exhibit No.	Description	Method of Filing
24	Power of Attorney	Included on the signature page

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York on the 27th day of April, 2004.

FIRST ALBANY COMPANIES INC.

By	/s/ Alan P. Goldberg

Name: Alan P. Goldberg
Title: President and Chief Executive Officer

POWER OF ATTORNEY

          Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints Alan P. Goldberg and George C. McNamee, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 to be filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan P. Goldberg		April 27, 2004
Alan P. Goldberg	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven R. Jenkins		April 27, 2004
Steven R. Jenkins	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ George C. McNamee		April 27, 2004
George C. McNamee	Director

/s/ Robert F. Campbell		April 27, 2004
Robert F. Campbell	Director

/s/ Carl P. Carlucci		April 27, 2004
Carl P. Carlucci	Director

/s/ Walter W. Fiederowicz		April 27, 2004
Walter W. Fiederowicz	Director

/s/ Nicholas A. Gravante, Jr.		April 27, 2004
Nicholas A. Gravante, Jr.	Director

/s/ Hugh A. Johnson, Jr.		April 27, 2004
Hugh A. Johnson, Jr.	Director

/s/ Dale Kutnick		April 27, 2004
Dale Kutnick	Director

Signature	Title	Date
/s/ Arthur T. Murphy		April 27, 2004
Arthur T. Murphy	Director

/s/ Shannon P. O’Brien		April 27, 2004
Shannon P. O’Brien	Director

/s/ Arthur J. Roth		April 27, 2004
Arthur J. Roth	Director

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4(a)	Certificate of Incorporation of First Albany Companies Inc.	Incorporated by reference to Exhibit No. 3.1 to Registration Statement No. 33-1353

4(b)	Amendment to Certificate of Incorporation of First Albany Companies Inc.	Incorporated by reference to Exhibit No. (3) (i) to Form 10-Q for the quarter ended June 26, 1998

4(c)	Amendment to Certificate of Incorporation of First Albany Companies Inc.	Incorporated by reference to Appendix B to Proxy Statement on Schedule 14A dated May 2, 2000

4(d)	By laws of First Albany Companies Inc., as amended	Incorporated by reference to Exhibit 3.2 to Form 10-K for the fiscal year ended

4(e)	Specimen Certificate of Common Stock, par value $.01 per share	December 31, 2002. Incorporated by reference to Exhibit No. 4 to Registration Statement No. 33-1353

4(f)	First Albany Companies Inc. Deferred Compensation Plan For Key Employees	Filed herewith

5	Opinion of the Company’s General Counsel as to the legality of securities offered under the Plan	Filed herewith

23(a)	Consent of PricewaterhouseCoopers LLP	Filed herewith

23(b)	Consent of the Company’s General Counsel	Contained in the opinion filed as Exhibit 5

24	Power of Attorney	Included on the signature page